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                                  EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-103033, 333-107363, 333-114099 and 333-124385) and
Registration Statements on Form S-8 (Nos. 33-76384, 333-220, 333-5532, 333-7762
and 333-124384) pertaining to the Employee Share Option Plan of Trinity Biotech plc of our report dated March 31, 2006, with respect to the consolidated financial statements and schedule of Trinity Biotech plc included in this Annual Report Form 20-F for the year ended December 31, 2005.




KPMG

Dublin, Ireland
March 31, 2006